Exhibit 99.1

Imperial and E3 Lithium form strategic agreement on lithium pilot project in Alberta

●	Advances E3 Lithium’s Clearwater Project with Imperial funding contribution
●	Pilot project progresses commercialization of battery-grade lithium from historic Leduc field for electric vehicles and energy storage
●	Imperial to provide technical and development support

Calgary, Alberta - June 23, 2022 - Imperial Oil Limited (TSE: IMO, NYSE American: IMO) and E3 Lithium (TSXV: ETMC, OTCQX: EEMMF) announced today a collaboration to advance a lithium-extraction pilot in Alberta, exploring the redevelopment of an historic oil field into a potential new leading source of lithium for Canada’s growing critical minerals industry.

The pilot will support E3 Lithium’s Clearwater project, which will draw lithium from under the Leduc oil field, Imperial’s historic discovery that first launched major oil and gas development in Western Canada. E3 Lithium’s proprietary technology is designed to extract the critical mineral from the lithium-rich brine, with potential for commercial development of battery-grade products.

“This exciting collaboration brings together Imperial’s long-standing commitment to research and technology to help test and scale E3’s lithium-recovery technology,” said Jason Iwanika, director of commercial business development at Imperial. “We continue to advance the innovation and technologies needed to support the energy transition, working in collaboration with governments and industry to progress new opportunities from existing assets and sector expertise.”

“E3 Lithium and Imperial share an interest in the diversification of the Alberta economy, local job creation and sustainability,” said Chris Doornbos, CEO of E3 Lithium. “Leduc No.1, Imperial’s first well into this reservoir, was one of Imperial’s most prolific oil discoveries in Alberta and transformed the provincial and Canadian economies, much like lithium has the potential to do. Having Imperial now working with E3 Lithium in exploring the redevelopment of Leduc into a world-class source of lithium is an exciting new chapter in Alberta and Canada’s story.”

The pilot project includes drilling Alberta’s first lithium evaluation wells, planned to be completed by the end of the third quarter of this year. Work will also focus on scaling up E3 Lithium’s proprietary technology, which brings the brine liquid to the surface where the lithium is removed and concentrated. This liquid is immediately returned underground as part of a closed-loop system. E3 Lithium’s PEA1 estimates the first phase of development could produce approximately 20,000 tonnes of lithium hydroxide per year.

Under the agreement, E3 Lithium will continue to operate the Clearwater project and retain its IP, with technical and development support from Imperial in areas such as water and reservoir management. The agreement also includes access for E3 Lithium to freehold lands in the area, which are operated by Imperial.

As part of the agreement, Imperial has agreed to invest CAD $6.35 million into E3 at a pre-paid price of CAD $1.86/warrant and the issuance of 3,413,979 warrants. Each warrant provides the holder the option to exercise the warrant for one common share of E3. The warrants are immediately exercisable, non-transferrable, expire in 24 months and are non-refundable.

For further information:

Imperial
Investor relations	Media relations
(587) 476-4743	(587) 476-7010

E3 Lithium

Investor and Media Relations

403-612-9498

investor@e3lithium.ca

About E3 Lithium

E3 Lithium is a lithium development company with 7.0 million tonnes of lithium carbonate equivalent (LCE) inferred mineral resources1 in Alberta and an NPV8% on its Clearwater Lithium Project of USD 1.1 Billion with a 32% IRR pre-tax and USD 820 Million with a 27% IRR after-tax1. Through the successful scale up its DLE technology towards commercialization, E3 Lithium’s goal is to produce high purity, battery grade, lithium products. With a significant lithium resource and innovative technology solutions, E3 Lithium has the potential to deliver lithium to market from one of the best jurisdictions in the world.

For more information about E3 Lithium, visit http://www.e3lithium.ca.

About Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

1 The Preliminary Economic Assessment (PEA) of the Clearwater Lithium Project NI 43-101 technical report is effective Dec 21, 2020. E3 Lithium has also released three NI 43-101 Technical Reports providing a total resource of 7.0Mt LCE. The Clearwater Lithium Project PEA resource estimate, identifying 2.2Mt LCE (inferred) effective December 21, 2020; the North Rocky Resource Area (NRRA) Technical Report effective October 27, 2017 identifying 0.9Mt LCE(inferred); and the Exshaw West Resource Area (EWRA) identifying 3.9Mt LCE (inferred) dated June 4, 2018. All reports are available on the Company’s website (https://e3lithium.ca/our-assets/technical-reports/) and SEDAR (www.sedar.com)

Forward-Looking and Cautionary Statements

Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans are forward-looking statements within the meaning of applicable Canadian securities legislation. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, target, estimate, expect, strategy, outlook, schedule, future, continue, likely, may, will and similar references to future events or developments or the negative thereof. Forward-looking statements in this report include, but are not limited to, references to the redevelopment of the Leduc oil field into a potential new leading source of lithium; the timing, scope, production and impact of the lithium-extraction pilot and the ability of E3 Lithium’s proprietary technology to extract lithium from brine; Imperial’s continued support innovation and technologies needed to support the energy transition; and lithium’s potential to transform provincial and Canadian economies.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning demand growth and energy source, supply and mix; project plans, timing, costs, technical evaluations and capacities and the ability to effectively execute on these plans and operate assets; production rates and results of lithium pilot project technology; the adoption and impact of new facilities or technologies, including for extraction of lithium from brine; cash generation, financing sources and capital structure; applicable laws and government policies; commodity prices and general market conditions; capital and environmental expenditures; the political and economic impact of the Russia-Ukraine conflict; and progression of the COVID-19 pandemic and its impacts on the ability to operate assets could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for lithium, including the speculative nature of mineral exploration and development; fluctuating commodity prices; the effectiveness and feasibility of emerging lithium extraction technologies which have not yet been tested or proven on a commercial scale or on the Company’s brine, and the ability to bring new technologies to commercial scale on a cost-competitive basis; unexpected technological developments; political or regulatory events, including changes in law or government policy; the receipt, in a timely manner, of regulatory and third-party approvals including for new technologies and projects; environmental risks inherent in project activities; availability and performance of third-party service providers; project management and schedules and timely completion of projects; availability of financing and allocation of capital; unanticipated technical or operational difficulties; operational hazards and risks; mineral analysis and performance; general economic conditions, including the occurrence and duration of economic recessions; and other factors discussed in the risk factors and management’s discussion and analysis sections of the companies’ most recent annual reports and subsequent interim reports, as filed on EDGAR at www.sec.gov and SEDAR at www.sedar.com. All forward-looking statements are qualified in their entirety by the cautionary statements and risk factor disclosure contained in filings made by the Company with the Canadian securities regulators.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited and E3 Lithium. Actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Neither company undertakes any obligation to update forward-looking statements contained herein, except as required by applicable law. The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this release.

Source: Imperial